DEVELOPMENT AGREEMENT

                    ENHANCED TOOLBAR INCLUDING AUDIBILIZATION

This Agreement, dated as of June 8, 2004, is by and between YP Corp., a Nevada corporation with its principal place of business at 4840 E. Jasmine Street, Suite 105, Mesa, Arizona 85205 and SurfNet Media Group, Inc, a Delaware corporation with its principal place of business at 2801 South Fair Lane, Tempe, Arizona 85282. YP and SurfNet are sometimes referred to individually as the "Party" and collectively as the "Parties."

                                    RECITALS:

     A. SurtNet develops computer software that, among other things, provides enhanced communications capabilities via the Internet.

     B. YP is in the business of providing Internet-based yellow page advertising space on or through www.yellow-page.net, www.yp.net and www.yp.com.

     C. YP wishes to utilize in its business certain software applications developed by SurfNet to enhance and improve the functionality and utility of the products and services YP uses in its business.

     D. SurfNet and YP desire to enter into a business relationship pursuant to which, among other things, (i) SurtNet would deliver certain software applications via the Internet to YP, and (ii) YP would make certain payments to SurfNet.

                                   AGREEMENT:

Accordingly,  the  Parties  hereby  agree  as  follows:

1. Certain Definitions. For the purposes of this Agreement, the following terms will have the indicated meanings:

     1.1 "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Securities Act of 1993, as amended.

     1.2 "Change Of Control" means a change in control of YP of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not YP is subject to the Exchange Act at such time, including any of the following events:

          1.2.1 Any Person becomes the Beneficial Owner, directly or indirectly, of securities of YP representing a majority of the combined voting power of or equity interest in YP in connection with a merger or otherwise. In applying the preceding sentence, securities acquired directly from YP, its


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               subsidiaries,  or  affiliates  by  or for the Person shall not be taken  into  account.


          1.2.2 A merger or consolidation of YP is consummated will, any other corporation or entity or any other form of business combination pursuant to which the outstanding stock of YP is exchanged for cash, securities or other property paid, issued or caused to be issued by the surviving or acquiring corporation or entity unless the stockholders immediately before the merger or consolidation would continue to own equity securities that represent (either by remaining outstanding or by being converted into equity securities of the surviving entity) at least a controlling interest in YP or such surviving or acquiring entity corporation immediately after such merger or consolidation.

          1.2.3 A sale, transfer or lease by YP of all, or substantially all, of YP's assets is consummated.

     1.3 "Deliverables" means the software code as set forth in the Specifications and other materials required to be delivered by SurfNet to YP hereunder, as more fully described in the Specifications, including, without limitation, the Toolbar. Unless otherwise set forth in this Agreement (including the Specifications), or unless otherwise agreed by the Parties, all code to be delivered to YP will be transmitted by SurfNet to YP electronically in accordance with such security measures as may be mutually agreed by the Parties.

     1.4 "Error(s)" means defect(s) in the Technology which prevent(s) it from performing in accordance with the Specifications.

     1.5 "Impression(s)" means a single instance of the Toolbar being accessed or viewed by an end user.

     1.6 "Internet" means any systems for distributing digital electronic content and information to end users via transmission, broadcast, public display, or other forms of delivery, whether direct or indirect, whether over telephone lines, cable television systems, optical fiber connections, cellular telephones, satellites, wireless broadcast, or other mode of transmission now known or subsequently developed.

     1.7 "Launch Date" will mean that date on which the Toolbar is first generally available for use by YP.

     1.8 "Person" has the meaning given in Section 3(a)(9) of the Securities Act of 1933, amended, as modified and used in Section 13(d) of the Securities Act of 1933, amended, and will include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a person will not include YP or any of its affiliates.


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     1.9  "Schedule"  means  the  schedule(s) for completion of the Services, as set  forth  in  the  Specifications.

     1.10 "Services" means the design, development and delivery of the Technology in accordance with the Specifications, as modified from time to time, and all other services performed by SurfNet pursuant to this Agreement.


     1.11 "Specifications" means the specifications for the Services and Technology, attached to this Agreement as Exhibit A, which includes a Technology design and content summary, as well as a detailed specification for all required features and functionality, and a complete delivery and implementation schedule. The Parties contemplate that the Specifications may be modified by mutual consent from time to time during the Term; if and when the Specifications are modified, the Parties shall initial the new Specifications or amendments to the existing Specifications, and immediately following the last initialing such new Specifications or amendments shall automatically be deemed to supercede or supplement (as the case may be) Exhibit A.

     1.12 "Technology" means (i) Metaphor desktop engine computer software developed by SurfNet driving a YP-designed toolbar created by SurfNet that will provide an end user with active desktop access to the Toolbar without imbedding the Technology in the operating system or desktop, as more fully described in the Specifications, and all future versions thereof and enhancements, upgrades and modifications thereto developed by SurfNet ("Phase I"); and (ii) an audibilized Metaphor desktop engine computer software developed by SurfNet, as more fully described in the Specifications, and all future versions thereof and enhancements, upgrades and modifications thereto developed by SurfNet driving a YP-designed toolbar created by SurfNet that will (A) provide an end user with active desktop access to the Toolbar without imbedding the Technology in the operating system or desktop, and (B) incorporate streaming audio into the Metaphor desktop engine for such uses as press releases, management announcements and other YP generated audible messaging ("Phase II").

     1.13 "Toolbar"  means  the  product  derived  from  the  Technology.

     1.14 "Term" means the period of time commencing on the Effective Date and continuing thereafter indefinitely until this Agreement is terminated pursuant to Section 8 below.

     1.15 "Territory"  means  the  entire  universe.

     1.16 "Web" means the so-called World Wide Web, containing, inter alia, pages written in hypertext markup language (HTML) and/or any similar successor technology.

2. License. Subject to the terms and conditions contained in this Agreement, SurfNet hereby grants to YP for a duration of two (2) years commencing on the date that the


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technology  is delivered and accepted by YP a worldwide, exclusive license, with respect to the Internet yellow pages market only, to (i) use the Technology on YP's websites and permit the Technology to be copied onto the websites of YP's end users, and (ii) promote the Technology on a co-branded basis. Notwithstanding the foregoing, if the Launch Date does not occur within six (6) months from the date hereof, YP will forfeit its exclusivity and the foregoing license automatically will become a nonexclusive license. SurfNet reserves the right to make copies of, to make derivative works of and to use the Technology for commercial purposes and to license the Technology to third parties subject to the terms of this Agreement, subject to any additional terms relative to the original term sheet executed by the parties in _______. No rights or licenses are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

3.   Compensation.  YP  shall  pay  SurfNet  for  the  Services  the  following:

     3.1 A development fee of eighty-five thousand dollars ($85,000), with fifty thousand dollars ($50,000) payable upon the execution of this Agreement and thirty-five thousand dollars ($35,000) payable upon delivery of Phase II.

     3.2 A monthly license fee of three thousand seven hundred fifty dollars ($3,750), covering up to one million Impressions per month based on a streaming rate of 16kbs, payable in arrears on the 15th day of the month immediately following the Launch Date, and on the 15th day of each month thereafter during the Term; and

     3.3 A monthly license fee of four thousand seven hundred fifty dollars ($4,750) for each additional one million Impressions per month, or any part thereof, in excess of the aggregate Impressions referenced in
          Section 3.2, based on a streaming rate of 16kbs, payable in arrears on the 15th day of the following month.

     3.4 A Change of Control fee of one hundred thousand dollars ($100,000) payable not later than five (5) business days following a Change of Control.

4.   Technology  Development.

     4.1 In General. SurfNet shall perform the Services, and deliver to YP the Technology, in accordance with the Specifications (including the Schedule), as the same may change from time to time during the Term with the mutual consent of YP and SurfNet, and all other terms and conditions contained in this Agreement. SurfNet will use its best efforts to meet each milestone in the Schedule for delivering the Technology. SurfNet agrees that the Services shall be performed in a professional manner and shall be of a high grade, nature and quality. Throughout the Term:

          4.1.1 SurfNet will assign human and financial resources to develop the Technology.


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
          4.1.2 SurfNet will monitor the reliability and accessibility of the Technology, and ensure that it continues to perform in accordance with the Specifications, excluding any modifications and changes made by YP without the knowledge or consent of SurfNet.

          4.1.3 From time to time, YP may request that SurfNet undertake to develop certain enhancements to the Technology. Upon such request, SurfNet shall confer in good faith with YP regarding the feasibility of developing such enhancements and the time frame for developing, testing and incorporating such enhancements. Then, SurfNet and YP shall mutually agree as to whether SurfNet should pursue development of such enhancements, and, if so, which of SurfNet and/or YP will fund such development. Upon mutual written agreement, the Specifications shall be deemed amended to include such enhancements.

     4.2 Acceptance. The terms and conditions contained in this Section will apply to the initial release of the Technology, as well as to each subsequent release, upgrade, enhancement and version thereof.

          4.2.1 SurfNet agrees to thoroughly test the Technology (including without limitation each and every release, version, and enhancement thereof), as appropriate under the circumstances, at all appropriate stages of development, and shall document its testing by written test documents delivered to YP. Such test documents shall include a detailed description of the tests as conducted, and test results (including, without limitation, resulting bug list and outstanding issues list). Notwithstanding anything contained in this Agreement to the contrary, SurfNet will not deploy the Technology, and/or any enhancement thereof, unless and until YP authorizes such deployment in writing.

          4.2.2 If either Party is aware or becomes aware of a delay that will prevent SurfNet from meeting a scheduled milestone for any component of the Technology under the Schedule, such Party will promptly inform the other Party of such delay, and the reason therefore, in writing. If such delay is caused by YP, the Schedule will automatically be deemed extended, if and to the extent minimally necessitated by the original delay. If such delay is caused by SurfNet, SurfNet will be given a reasonable period (up to thirty (30) business days, depending on the circumstances) to cure. However, SurfNet acknowledges that timely meeting the Schedule is of critical importance under this Agreement, and that time is of the essence in curing a delayed delivery.

          4.2.3 YP shall evaluate the beta and final version of the Technology and shall submit a written acceptance or rejection to SurfNet within ten (10) business days after YP Net's receipt of the beta versions and fifteen (15) business days after receipt of the final version of the Technology. If YP


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
               identifies Errors in the Technology prior to acceptance, then SurfNet shall correct, at its sole expense, such Errors, and use its best efforts to effect such correction within fifteen (15) business days. If no written acceptance or rejection is received by SurfNet, acceptance shall he deemed to have occurred.

          4.2.4 If SurfNet fails to deliver the Technology within the dates specified in the Schedule (after application of the applicable reasonable cure period) and if any Errors discovered during the acceptance process cannot be eliminated in the correction period specified in the Specifications or Exhibit B (whichever is applicable) then YP may, at its option: (i) extend the correction period; or (ii) suspend its performance until the problem is corrected to YP's reasonable satisfaction and/or, if the failure to deliver or uncorrected Error is material, terminate this Agreement for cause pursuant to Section 8.

          4.2.5 Notwithstanding anything contained herein to the contrary, SurfNet shall at all times hereunder be responsible for ensuring that the Technology meets all Specifications, and if any Error in the originally submitted Technology is discovered after acceptance, SurfNet shall remain obligated to correct such Error in accordance with the applicable timetable determined by YP and SurfNet as set forth in the Specifications or Exhibit B, or as otherwise may be mutually agreed under the circumstances.

5.   Representations  and  Warranties.

     5.1  By  SurfNet.  SurfNet  warrants  and  represents  that:

          5.1.1 It is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          5.1.2 It has the full power to enter into this Agreement and to grant the rights set forth herein.

          5.1.3 This Agreement, when executed and delivered by SurfNet, will be the legal, valid and binding obligation of SurfNet, enforceable against it in accordance with its terms.

          5.1.4 The execution, delivery and performance of this Agreement by SurfNet does not conflict with, or constitute a breach or default under, any provision of any agreement, contract, commitment or instrument to which it is a party

     5.2  By  YP.  YP  warrants  and  represents  that:


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          5.2.1 It is a corporation duly organized, validly existing and in good standing  under  the  laws  of  Nevada.

          5.2.2 It has the full power to enter into this Agreement and to grant the rights set forth herein.

          5.2.3 This Agreement, when executed and delivered by YP, will be the legal, valid and binding obligation of YP, enforceable against it in accordance with its terms.

          5.2.4 The execution, delivery and performance of this Agreement by YP does not conflict with, or constitute a breach or default under, any provision of any agreement, contract, commitment or instrument to which it is a party.

6.   Indemnification.

     6.1 SurfNet warrants that the use of the Technology by YP pursuant to the terms hereof shall not constitute an infringement of any existing patent, copyright or other right. SurfNet hereby agrees to defend or settle any suit, proceeding or claim brought against YP based on a claim that the use of the Technology or any part thereof by YP constitutes an infringement of any existing patent, copyright or other right. SurfNet shall pay all damages or costs awarded against or expenses, including attorneys' fees, incurred by YP in such suit, proceeding or claim.

     6.2 In the event the Technology or any part thereof shall be in SurfNet's opinion likely to or shall become the subject of a claim for patent, copyright, or other infringement, may, at its option and expense, and without diminishing SurfNet's obligations under Section 7.1, procure for YP the right to continue using such affected part of the Technology or modify such affected part to become non-infringing. Should SurfNet elect to remove or modify such infringing part of the Technology, SurfNet shall forthwith replace such part with a functionally equivalent non-infringing part and/or take other appropriate action to ensure that the Technology conforms to the Specifications to YP Net's satisfaction, without cost to YP.

     6.3 In the event that SurfNet shall refuse or shall be unable to supply or shall be prevented from supplying the Technology or any part thereof to YP, or in the event that YP Net's continued use of the Technology shall be prohibited or enjoined at any time, SurfNet shall promptly replace all affected parts of the Technology with functionally equivalent non-infringing parts and/or shall take such other action to ensure that the Technology conforms to the Specifications to YP's satisfaction, without cost to YP.


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     6.4  SurfNet  warrants  that  YP shall suffer no interruption of its normal business activities or cycles as a result of any claimed infringement, any litigation referred to in Section 7.1 or any replacement of items contemplated in Sections 5.2 or 5.3 hereof.

7.   Warranties.

     7.1  SurfNet represents and warrants to YP that as of the date of delivery:

          7.1.1 SurfNet has good and merchantable title to and the right to sell and/or license the Technology as the case may be as provided for in this Agreement, free and clear of all security interests, liens and encumbrances.

          7.1.2  The  Technology  is designed in accordance with this Agreement.

          7.1.3 The Technology is comprised of all of the features and functions agreed to herein.

          7.1.4 YP shall receive any licenses or warranties extended by any third party used by SurfNet in connection with the Technology.

     7.2 SurfNet further warrants and covenants that for a period of one year following the Technology Acceptance Date:

          7.2.1 The Technology will be free from defects in workmanship and material.

          7.2.2 The Technology will have all of the qualities and features, and be capable of performing all of the functions described in the Specifications.

          7.2.3 The Technology will be of merchantable quality, will be fit for the ordinary purposes for which such goods are used, and will pass without objection in the trade.

     7.3 During the one year following the Technology Acceptance Date, SurfNet will immediately and in no event later than thirty (30) business days after notice, provide, at no charge to YP, corrections, modifications or additions to the Technology where YP notifies SurfNet in writing, of any errors, omissions, deficiencies or inconsistencies in the Technology, except for any changes made by YP. YP shall assist SurfNet in identifying these circumstances on which such errors, omissions, deficiencies or inconsistencies are discovered, and, if requested by SurfNet, shall document their existence.

     7.4 EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION SET FORTH IN THIS AGREEMENT.


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8.   Termination  and  Other  Remedies.

     8.1 In addition to any other rights and/or remedies that YP may have under the circumstances, all of which are expressly reserved, YP may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

          8.1.1 SurfNet is in material breach of this Agreement, and fails to cure that breach within sixty (60) business days after written notice thereof, in which case YP Net will have the right to withhold payment of amounts otherwise owed by YP Net to SurfNet pursuant to this Agreement; or

          8.1.2 In the case of a failure to provide the technology or deliverables as promised by the delivery dates as mutually agreed by the parties herein or as extended than YP will be entitled to the return of all the development money tendered herein.

          8.1.3 SurfNet becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) business days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

     8.2 In addition to any other rights and/or remedies that SurfNet may have under the circumstances, all of which are expressly reserved, SurfNet may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:


          8.2.1 YP is in material breach of Section 3 of this Agreement, and fails to cure that breach within thirty (30) business days after written notice thereof; or

          8.2.2 YP becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) business days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.

     8.3 In the event of termination or expiration of this Agreement for any reason, any provision required to interpret the rights and obligations of the Parties arising prior to termination of this Agreement shall survive termination.

9.   Confidentiality.


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     9.1  Nondisclosure.

          9.1.1 SurfNet shall maintain in confidence and shall not disclose to any third Party the Confidential Information received pursuant to this Agreement, without the prior written consent of YP. The foregoing obligation shall not apply to: (i) information that is known to SurfNet or independently developed by SurfNet prior to the time of disclosure; (ii) information disclosed to SurfNet by a third party that has a right to make such disclosure; (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by YP or by a third person who has the right to make such disclosure; or (iv) information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that SurfNet shall notify YP if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

          9.1.2 YP shall maintain in confidence and shall not disclose to any third Party the Confidential Information received pursuant to this Agreement, without the prior written consent of SurfNet. The foregoing obligation shall not apply to: (i) information that is known to YP or independently developed by YP prior to the time of disclosure; (ii) information disclosed to YP by a third party that has a right to make such disclosure; (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by SurfNet or by a third person who has the right to make such disclosure; or (iv) information that is required to be disclosed by order of any governmental authority or a court of competent jurisdiction; provided that YP shall notify SurfNet if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

          9.1.3 The receiving Party's obligations of confidentiality with respect to Confidential Information that constitute trade secrets under the Uniform Trade Secrets Act as adopted in the State of Georgia (or other similar applicable law) shall run for as long as such information remains a trade secret. The receiving Party's obligations of confidentiality with respect to Confidential Information that is not covered under the Uniform Trade Secrets Act as adopted in the State of Arizona (or other similar applicable law), shall run for three (3) years from the date of termination of this Agreement.

     9.2  Use  of  Confidential  Information.


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          9.2.1  SurfNet  shall  ensure  that  all  of its employees, agents and contractors having access to the Confidential Information of YP are obligated in writing to abide by SurfNet's obligations hereunder. SurfNet shall use the Confidential Information only for the purposes contemplated under this Agreement.

          9.2.2 YP shall ensure that all of its employees, agents and contractors having access to the Confidential Information of SurfNet are obligated in writing to abide by YP Net's obligations hereunder. YP shall use the Confidential Information only for the purposes contemplated under this Agreement.

     9.3 Disparagement. Without having first sought and obtained YP Net's written approval (which YP may withhold in its sole and absolute discretion), SurfNet shall not, directly or indirectly, (i) trade upon this transaction or any aspect of SurfNet's relationship with YP, or
          (ii)  otherwise  deprecate  YP  technology.

     9.4 Press Release. Neither Party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other Party. However, the Parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a Party's required public disclosure documents. If either Party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the Parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both Parties and filed with the applicable governmental or regulatory authorities. Notwithstanding the foregoing, YP and SurfNet will cooperate to create a mutually approved joint press release regarding the non-confidential aspects of this Agreement, which press release shall be issued by each Party on the Launch Date; provided, however, that the precise timing of such press release shall be subject to the approval of YP (in its sole and absolute discretion).

     9.5 Injunctive Relief. Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in this Article 9 hereof, the aggrieved Party shall be entitled to injunctive relief in any state or federal court located within the City of Phoenix, Arizona, including specific performance or an order enjoining the breaching Party from any threatened or actual breach of such covenants, promises or agreements. The rights set forth in this Section shall be in addition to any other rights which the aggrieved Party may have at law or in equity.

     10.  Miscellaneous


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     10.1 Neither  Party  shall  represent  itself  as  the  agent  nor  legal representative  of  the  other for any purpose whatsoever, and neither
          Party shall have the right to create or assume for the other any obligation of any kind. This Agreement shall not create or be deemed to create an agency, partnership, franchise, employment relationship or joint venture between the Parties. Each Party's employees who perform services related to this Agreement shall remain under the exclusive direction and control of their respective employer and shall receive such salaries, compensation and benefits as their respective employer may from time to time determines. Each Party shall have full and sole responsibility for its employees who perform any service related to this Agreement with regard to compliance with all applicable laws, rules and regulations governing such Party relating to employment, labor, wages, benefits, taxes and other matters affecting its employees,

     10.2 Any notice required or permitted to be given under this Agreement shall be made in writing and shall be deemed to have been given or made if it is in writing and is: (i) delivered in person, (ii) sent by same day or overnight courier, (iii) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the Party at its address set forth below or at such other address as such Party may subsequently furnish to the other Party by notice hereunder, or (iv) delivered by facsimile, the transmittal of which shall be confirmed by a telephone call to the other Party and by dispatch of a confirming copy of the transmittal by registered or certified mail, postage prepaid. Notices will be deemed effective on the date of delivery in the case of personal delivery, or three (3) business days after mailing, or on the date of dispatch in the case of notification by facsimile (assuming confirmation of transmission). The Parties' addresses for purposes of notice shall be as set forth above.

     10.3 This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws in the State of Arizona. In any action or suit to enforce any right or remedy under this Agreement the prevailing Party shall be entitled to recover its reasonable attorneys' fees and costs.

     10.4 In the event any provision of this Agreement is rendered null, void or otherwise ineffective in any given country or any political subdivision in a given country, then (i) the Parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision and which shall apply only with respect to that portion of the Territory in which the original provision is rendered null, void or otherwise ineffective and (ii) notwithstanding, and regardless of whether the Parties reach agreement after the good faith negotiations described in clause (i) immediately above, the validity, legality and enforceability of the remaining provisions of this Agreement with respect to such portion of the Territory (and of all of the provisions of this Agreement with respect to the balance of the Territory) shall not in any way be


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          affected  or  impaired  thereby  and  shall  remain  in full force and effect. Section and all other headings used herein are provided for convenience only and are not to be given any legal effect or considered in interpreting any provision of this Agreement. No provision of this Agreement shall be interpreted against any Party because such Party or its legal representative drafted such provision.

     10.5 Neither Party may transfer, assign or sublicense this Agreement, or any rights or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other Party, and any attempted transfer, assignment or sublicense by a Party in violation of this Section shall be void. For purposes of this Agreement, an "transfer" under this Section shall be deemed to include, without limitation, the following: (a) a merger or any other combination of an entity with another party, whether or not the entity is the surviving entity; (b) any transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of an entity, whether through the acquisition of voting securities, by contract, or otherwise; (c) the transfer of any rights or obligations in the course of a liquidation or other similar reorganization of an entity; or (d) the transfer to a subsidiary. Neither Party will unreasonably withhold or delay its consent to a requested transfer, assignment or sublicense. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each Party and their respective successors and assigns.

     10.6 All rights and obligations of the Parties hereunder arc personal to them. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

     10.7 Each Party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance or its obligations under this Agreement.

     10.8 No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

     10.9 Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of force majeure.

     10.10 This Agreement contains the entire agreement of the Parties with respect to the premises, and may not be modified or amended except by a written instrument executed by the Party sought to be charged or bound thereby.

     10.11 The Parties acknowledge that there may be instances during the Term when, notwithstanding the Non-Disclosure Agreement referred to in
          Section 10.1 above, either party will not wish to disclose or have the other party become aware


                                       13
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          (through  inspection  or  otherwise)  of  certain  confidential  and proprietary information of the other party relating to its business and/or technology. In those instances, the Parties agree to work together in a spirit of cooperation to work around such disclosure so that each party is able to perform the Services under this agreement to the other party's reasonable satisfaction and otherwise discharge their obligations under this Agreement without making such disclosure.

11. Source Code Escrow. SurfNet agrees to deposit a full and complete electronic copy of the source code to the Technology, and all updates and enhancements thereto (the "Source Materials"), into escrow with a mutually agreed upon escrow services company. The parties will enter into a mutually agreeable escrow agreement. YP shall pay all fees for such escrow and SurfNet shall bear its own costs in preparing the Source Materials for deposit. The escrow agreement shall provide for the release of such Source Materials in the event SurfNet ceases to do business in the normal course (except in the cases of corporate restructuring, acquisition or reorganization under Chapter 11 of the U.S. Bankruptcy Code). Subject to the terms and conditions of this Agreement, upon release from escrow, YP shall have a nonexclusive, license to use and modify the Source Materials and distribute the same. Title in all Source Materials shall remain in SurfNet, and YP will take all reasonable precautions to maintain the secrecy of the Source Materials unless Surfnet becomes insolvent as defined herein.

Executed as of the date set forth above.

SURFNET  MEDIA  GROUP,  INC.                         YP  CORP.


By:_________________________                            By:_____________________
     Robert  Arkin                                      Peter  Bergmann
     Chairman                                           Chief  Executive  Office


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                                    EXHIBIT A
              SPECIFICATIONS, DELIVERY AND IMPLEMENTATION SCHEDULE

The toolbar shall contain the following:

     1.   Search  controls  consistent  with  the  YP  main  website
     2.   Stock  ticker  information
     3. Rotating banners consisting of a YP banner and banners for YP's national customer base including audio commercials.
     4.   This  will  be  based  on  Surfnet's  MetaphorTM  patented technology.

The  toolbar  shall  be  similar to that shown in www.toolbar.com on the Surfnet
                                                  ---------------
proofing  station.


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                                    EXHIBIT B
                               CORRECTION PERIODS

Corrections shall be made as needed on an ongoing basis, Should such corrections result in designing a new toolbar or one with new functionalities, revised pricing will be instituted based on negotiations to be conducted at the time.


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